UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2006

ABRAMS INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange Suite 300 Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard
     On March 2, 2006, the Board of Directors of Abrams Industries, Inc. elected Mr. Robert T. McWhinney, Jr. as the replacement on the Audit Committee for Mr. Felker W. Ward, Jr., 72, who retired as a Director of the Company on February 15, 2006. Mr. McWhinney has been a Director of the Company since 2000 and previously served on the Company’s Audit Committee.
     The Company received a letter from Nasdaq on February 27, 2006, indicating that with the retirement of Mr. Ward the Company was not in compliance with Nasdaq’s audit committee requirement as set forth in Marketplace Rule 4350. With the election of Mr. McWhinney, the Audit Committee membership is restored to three independent directors and the Company is in full compliance with Marketplace Rule 4350. The Audit Committee held no meetings and took no actions during the two-week period that it had only 2 members. The next Audit Committee meeting is scheduled for March 9, 2006.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAMS INDUSTRIES, INC.
Dated: March 3, 2006	By:	/s/ Mark J. Thomas
Mark J. Thomas
Chief Financial Officer